Exhibit 4(a)


                                                               CONFORMED COPY

 Prepared by:  IES Utilities Inc., Darin Smith, 200 First
                    St. SE, Cedar Rapids, IA 52401, (319)
                    398-4505
______________________________________________________________________________
______________________________________________________________________________



                           IES UTILITIES INC.
        (formerly known as Iowa Electric Light and Power Company)



                                   TO


                   THE FIRST NATIONAL BANK OF CHICAGO

                               as Trustee



                             ______________



                      Fifth Supplemental Indenture

                       Dated as of April 1, 1997

                            ______________




                                  TO




                INDENTURE OF MORTGAGE and DEED OF TRUST

                     Dated as of September 1, 1993


______________________________________________________________________________


    FIFTH SUPPLEMENTAL INDENTURE, dated as of April 1, 1997
(the "Fifth Supplemental Indenture"), made by and between IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company), a corporation organized and existing under the laws of the State of Iowa (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America (the "Trustee"), as Trustee under the Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, hereinafter mentioned.

          WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, to the Trustee, for the security of the securities of the Company to be issued there under (the "Collateral Trust Bonds" or "Bonds"), and the said Indenture has been supplemented by four supplemental indentures, dated as of October 1, 1993, November 1, 1993, March 1, 1995 and September 1, 1996, which Indenture as so supplemented and to be hereby supplemented is hereinafter referred to as the "Indenture"; and

           WHEREAS, the Company desires to create a series of Collateral Trust Bonds to be issued under the Indenture, to be known as Collateral Trust Bonds, 6 7/8% Series Due 2007 (the "Collateral Trust Bonds of the 6 7/8% Series"); and

           WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, has duly resolved and determined to make, execute and deliver to the Trustee a Fifth Supplemental Indenture in the form hereof for the purposes herein provided; and

           WHEREAS, pursuant to Section 1401 of the Indenture, the Company may from time to time execute one or more supplemental indentures in order to better assure, convey and confirm unto the Trustee any property subject to the Lien of the Indenture; and

           WHEREAS, the Company desires to so assure, convey and confirm property described in Exhibit A to this Supplemental
Indenture; and

           WHEREAS, all conditions and requirements necessary to make this Fifth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;


          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           THAT IES UTILITIES INC., in consideration of the purchase and ownership from time to time of the Bonds created in the Fifth upplemental Indenture and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

                               ARTICLE I

      DESCRIPTION OF COLLATERAL TRUST BONDS OF THE 6 7/8% SERIES

           SECTION 1. The Company hereby creates a new series of Bonds to be known as "Collateral Trust Bonds of the 6 7/8% Series." The Collateral Trust Bonds of the 6 7/8% Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions andcovenants of the Indenture, as supplemented and modified.

           The commencement of the first interest period shall be April 30, 1997. The Collateral Trust Bonds of the 6 7/8% Series shall mature May 1, 2007, and shall bear interest at the rate of 6 7/8% per annum, payable semi-annually on the 1st day of May and the 1st day of November in each year, commencing on November 1, 1997. The person in whose name any of the Collateral Trust Bonds of the 6 7/8% Series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Collateral Trust Bonds of the 6 7/8% Series upon any transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid as provided in Section 307 of the Indenture.

          The term "record date" as used in this Section with respect to any interest payment date shall mean the April 15 or October 15, as the case may be, next preceding the semi-annual interest payment date, or, if such April 15 or November 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, the City of New York, State of New York or in the City of Chicago, State of Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

           SECTION 2. The Collateral Trust Bonds of the 6 7/8% Series shall be issued only as registered Bonds without coupons
of  the denomination   of   $1,000,  or  any  integral   multiple   of
$1,000, appropriately numbered. Subject to the terms and conditions set forth in the Indenture, the Collateral Trust Bonds of the 6 7/8% Series may be exchanged for one or more new Collateral Trust Bonds of the 6 7/8% Series or other authorized denominations, for the same aggregate principal amount, upon surrender thereof, to the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

           Collateral Trust Bonds of the 6 7/8% Series may be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges that may be imposed in connection with such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

          SECTION 3. Except as otherwise provided in this Section, the registered owner of all Collateral Trust Bonds of the 6 7/8% Series shall be CEDE & Co., as nominee of The Depository Trust Company ("DTC"). Payment of interest for any Collateral Trust Bonds of the 6 7/8% Series registered as of each record date in the name of CEDE & Co. shall be made by wire transfer to the account of CEDE & Co. on the interest payment date for such Collateral Trust Bonds of the 6 7/8% Series at the address indicated on the record date for CEDE & Co. in the registration books of the Company kept by Trustee, as registrar.

           The Collateral Trust Bonds of the 6 7/8% Series shall initially be issued in the form of one or more fully registered global bonds ("Global Bonds") which will have an aggregate principal amount equal to the Collateral Trust Bonds of the 6 7/8% Series represented thereby. Upon initial issuance, the ownership of the Collateral Trust Bonds of the 6 7/8% Series shall be registered in the registration books of the Company kept by the Trustee in the name of CEDE & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive owner of the Collateral Trust Bonds of the 6 7/8% Series registered in its name for the purposes of payment of the principal of, premium, if any, or interest on such Collateral Trust Bonds of the 6 7/8% Series, giving any notice permitted or required to be given to Holders herein, registering the transfer of such Collateral Trust Bonds of the 6 7/8% Series, obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever; and neither the Trustee nor the Company shall be affected by any notice
to the  contrary.   Neither  the Trustee nor the  Company  shall  have
any responsibility or obligation to any DTC participant, any Person claiming a beneficiary ownership interest in Collateral Trust Bonds of the 6 7/8% Series registered in the name of CEDE & Co. under or through DTC or any DTC participant, or any other Person which is not shown on the registration books of the Company kept by the Trustee as being a Holder with respect to the accuracy of any records maintained by DTC, CEDE & Co. or any DTC participant; the payment by DTC or any DTC participant to any beneficial owner of any amount in respect of the principal of, premium, if any, or interest on the Collateral Trust Bonds of the 6 7/8% Series registered in the name of CEDE & Co.; the delivery to any DTC participant or any beneficial owner of any notice which is permitted or required to be given to Holders herein; the selection by DTC or any DTC participant of any Person to receive payment in the event of a partial payment of any Collateral Trust Bonds of the 6 7/8% Series registered in the name of CEDE & Co.; or any consent given or other action taken by DTC as Holder. The Paying Agent shall pay all principal of, premium, if any, and interest on any Collateral Trust Bonds of the 6 7/8% Series registered in the name of CEDE & Co., only to or upon the order of CEDE & Co., as nominee of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of, premium, if any, and interest on such Collateral Trust Bonds of the 6 7/8% Series to the extent of the sum or sums so paid. Upon delivery by DTC to the Trustee of written notice to the effect that DTC had determined to substitute a new nominee in place of CEDE & Co., and subject to the provisions herein with respect to record dates, the words "CEDE & Co." herein shall refer to such new nominee of DTC.

            A  Global  Bond  shall  be  exchangeable  for   definitive
certificates registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Bond and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such Global Bond shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Collateral Trust Bonds of the 6 7/8% Series. In any such event, the Trustee shall issue, register the transfer of and exchange definitive certificates as requested by DTC in appropriate amounts and the Company and the Trustee shall be obligated to deliver definitive certificates. In the event definitive certificates are issued to Holders other than DTC, the provisions herein shall apply to, among other things, the registration, transfer of and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates. Whenever DTC requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with DTC in taking appropriate action after reasonable notice (i) to make available one or more separate certificates evidencing the Collateral Trust Bonds of the 6 7/8% Series registered in the name of CEDE & Co., to any DTC participant having Collateral Trust Bonds of the 6 7/8% Series credited to its DTC account or (ii) to arrange for another bonds depository to maintain custody of certificates evidencing such Collateral Trust Bonds of the 6 7/8% Series.

          So long as any Collateral Trust Bonds of the 6 7/8% Series are registered in the name of CEDE & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such Collateral Trust Bonds of the 6 7/8% Series and all notices, with respect to such Collateral Trust Bonds of the 6 7/8% Series shall be made and given to DTC as provided in the Letter of Representations dated April 16, 1997.

           In connection with any notice or other communication to be provided to Holders by the Company or the Trustee with respect to any consent or other action to be taken by Holders, so long as any Collateral Trust Bonds of the 6 7/8% Series are registered in the name of CEDE & Co., as nominee of DTC, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.

            The   notice  requirements  set  forth  in  the  Letter of
Representations with respect to redemptions, conversions and mandatory tenders shall be effective whenever the Collateral Trust Bonds of the 6 7/8% Series are registered in the name of DTC or its nominee, notwithstanding any other provision herein, to the extent such other provisions are incompatible with the notice requirements set forth in the Letter of Representations.

           SECTION  4.  The Collateral Trust Bonds of the 6 7/8%
Series and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:

                        [FORM OF FACE OF BOND]
                   [FORM OF LEGEND FOR GLOBAL BOND]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.




                           IES UTILITIES INC.
             COLLATERAL TRUST BOND, ___% SERIES DUE ____.


No. ________                                                $_________
                                                     CUSIP ___________

          IES UTILITIES INC., a corporation organized and existing under the laws of the State of Iowa (the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or its registered assigns, the sum of _____________ ($_______) dollars on the ___ day of _____, ____, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from ______ __, ____, payable semi-annually, on the ___ day of ______ and ______ in each year, commencing _______ __, ____, at the rate of ___% per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any ___ day of ______ or ______ will, subject to certain exceptions provided in the
_____ Supplemental Indenture dated as of ______ __, ____, be paid to the person in whose name this Collateral Trust Bond is registered at the close of business on the immediately preceding ______ ____ or
______ ____,  as  the  case  may  be.   Except as  otherwise  provided
in the Indenture, any such interest not paid or duly provided for shall forthwith cease to be payable to such person, and shall either be paid to the person in whose name this Collateral Trust Bond is registered at the close of business on a Special Record Date for the payment of such interest to be fixed by the Trustee, notice of which shall be given to holders of Collateral Trust Bonds of this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Collateral Trust Bonds of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in said Indenture. Both principal of, and interest on, this Collateral Trust Bond are payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

              This Collateral Trust Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of The First National Bank of Chicago, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, or by an authenticating agent duly appointed by the Trustee in accordance with the terms of the Indenture.

           The provisions of this Collateral Trust Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

           IN WITNESS WHEREOF, IES Utilities Inc. has caused this Collateral Trust Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in the Indenture.

Dated ________________             IES UTILITIES INC.


                                   By_____________________________
                                     Authorized Executive Officer

ATTEST:


_____________________________
Authorized Executive Officer

           [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

           This  is  one  of the Collateral Trust Bonds  of  the
series designated  therein  referred to in the within-mentioned
Indenture  and _____ Supplemental Indenture dated as of ______ __,
____.

                                   THE FIRST NATIONAL BANK
                                   OF CHICAGO, as Trustee


                                   By___________________________
                                     Authorized Officer

                        [FORM OF REVERSE OF BOND]



                           IES UTILITIES INC.
             COLLATERAL TRUST BOND, ____% SERIES DUE ____

       This Collateral Trust Bond is one of a duly authorized issue of Collateral Trust Bonds of the Company in an aggregate principal amount of up to $________ of the series hereinafter specified, all issued and to be issued under and equally secured by an Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, executed by the Company to The First National Bank of Chicago, as Trustee (the "Trustee"), as supplemented by _____ supplemental indentures, (including a _____ Supplemental Indenture dated as of ______ __, ____), each executed by the Company to said Trustee (said Indenture, as so supplemented, being herein sometimes referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Collateral Trust Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Collateral Trust Bonds are, and are to be, secured. The Collateral Trust Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Collateral Trust Bond is one of a series designated as the "Collateral Trust Bonds, ____% Series Due ____" (the "Collateral Trust Bonds of the ____% Series") of the Company, in an aggregate principal amount of up to $________, issued under and secured by the Indenture and described in the _____ Supplemental Indenture thereto dated as of ______ __, ____ (the "_____ Supplemental Indenture") between the Company and the Trustee.

           The Collateral Trust Bonds of the ____% Series will not be redeemable prior to their maturity by the Company; provided, however, that such Bonds may be redeemed by the Company in whole at any time or in part from time to time, up on at least 30 days notice, at the redemption price equal to 100% of the principal amount thereof, plus accrued interest to the date of redemption, through application of cash received by the Trustee as a result of properties of the Company being taken by eminent domain or being sold to an entity possessing the power of eminent domain.

           Each Holder of Collateral Trust Bonds of the ____% Series shall have the right, at such Holder's option, to require the Company to redeem such Holder's Bonds on ______ __, ____ (the "Redemption Date") at a redemption price in cash equal to 100% of the principal amount of such Bonds (the "Redemption Price"), together with accrued and unpaid interest to the Redemption Date. Each beneficial holder may exercise such right only with respect to all of such beneficial holder's Collateral Trust Bonds of the ____% Series, and not a part thereof. To exercise the redemption right, if the Collateral Trust Bonds of the ____% Series are not then represented by a Global Bond, a Holder of Collateral Trust Bonds of the ____% Series shall deliver to the Trustee (i) a duly signed and completed "Notice to Elect Redemption" not earlier than ______ __, ____ and not later than 5:00 p.m., New York City time, on
______ __, ____, and, (ii) all of such Holder's Collateral Trust Bonds of the ____% Series, duly endorsed, if required, for transfer to the Company. Such Notice shall be irrevocable. If the Collateral Trust Bonds of the ____% Series are then represented by a Global Bond, a beneficial holder of Collateral Trust Bonds of the ____% Series shall deliver a Notice to the broker or participant through which such beneficial holder holds an interest in such Collateral Trust Bonds of the ___ ____% Series and such Global Bond may be delivered in such other manner as may be agreed to by DTC or other securities depositary, as the case may be, the Company and the Trustee; provided, however, that the corresponding notice to elect redemption as to any such Collateral Trust Bonds of the ____% Series represented by a Global Bond must nonetheless be received by the Trustee from the Holder thereof no earlier than ______ __, ____ and no later than 5:00 p.m., New York City time, on ______ __,
____.   The  Collateral Trust Bonds  of  the  ____%  Series
surrendered for redemption shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Collateral Trust Bonds of the ____% Series shall cease to bear interest.

           In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Collateral Trust Bonds of the ____% Series at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the
Indenture.   The  Indenture provides that  such  declaration  may  be
rescinded  under certain circumstances.

           No reference herein to the Indenture and no provision of this Collateral Trust Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Collateral Trust Bond at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

           To the extent permitted on the front hereof, this Collateral Trust Bond may be exchanged or transferred without expense to the registered owner hereof except that any taxes or other governmental charges that may be imposed in connection with such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

           Prior to due presentment of this Collateral Trust Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Collateral Trust Bond is registered as the absolute owner hereof for all purposes, whether or not this Collateral Trust Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Collateral Trust Bonds or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Collateral Trust Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Collateral Trust Bonds.

                      NOTICE TO ELECT REDEMPTION

           The undersigned hereby irrevocably requests and instructs IES Utilities Inc. (the "Issuer") to redeem on ______ __, ____, all of the Collateral Trust Bonds of the ____% Series which it holds, pursuant to the terms set forth in such Bonds and in the ____ Supplemental Indenture dated as of ______ __, ____ between the Issuer and The First National Bank of Chicago (the "Trustee") to the Indenture of Mortgage and Deed of Trust dated as of September 1, 1993 between the Issuer and the Trustee (the Indenture, as so supplemented by the _____ Supplemental Indenture, the "Indenture"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Indenture.

          The undersigned acknowledges that, in order for the Collateral Trust Bonds of the ____% Series to be redeemed pursuant to this election, (i) the Trustee must receive this "Option to Elect Redemption" form, duly completed, from the undersigned (in the event Collateral Trust Bonds of the ____% Series are not then represented by a Global Bond), or (ii) the Trustee must receive a notice to elect redemption of the undersigned's Collateral Trust Bonds of the ____% Series from the Holder thereof (in the event the Collateral Trust Bonds of the ____% Series are then represented by a Global Bond), in each case at The First National Bank of Chicago, 14 Wall Street, 8th Floor, Window 2, New York, New York 10005, or at such other place or places in New York, New York as the Issuer may from time to time notify to the Holders of the Bonds, no earlier than ______ __, ____ and no later than 5:00 P.M., New York City time, on
______ __, ____.


           The undersigned hereby certifies that the principal amount of Collateral Trust Bonds of the ____% Series owned beneficially by the undersigned is as follows: $___________.

Dated:  _________________, ____


                                   Name of beneficial holder:

                                   __________________________________

                                   By:_______________________________
                                      Name:
                                      Title:



                           [END OF BOND FORM]

                              ARTICLE II

                    ISSUE OF COLLATERAL TRUST BONDS



           SECTION 1. Pursuant to the terms of Section 401 of the Indenture, the Company hereby exercises the right to obtain the authentication of $55,000,000 principal amount of Collateral Trust Bonds.

           SECTION 2.  Such Collateral Trust Bonds of the 6 7/8%
Series may be authenticated and delivered prior to the filing for recordation of this Fifth Supplemental Indenture.


                              ARTICLE III

                              REDEMPTION

           SECTION 1. Redemption at Option of Company. The Collateral Trust Bonds of the 6 7/8% Series will not be redeemable prior to their maturity by the Company; provided, however, that such Bonds may be redeemed by the Company in whole at any time or in part from time to time, upon at least 30 days notice, at the redemption price equal to 100% of the principal amount thereof, plus accrued interest to the date of redemption, through application of cash received by the Trustee as a result of properties of the Company being taken by eminent domain or being sold to an entity possessing the power of eminent domain.

           SECTION 2. Redemption at Option of Holder. (a) Each holder of Collateral Trust Bonds of the 6 7/8% Series shall have the right, at such Holder's option, exercisable to the extent specified in paragraph (b) below and during the period and in the manner specified in paragraph (c) below, to require the Company to redeem, and upon the exercise of such right the Company shall redeem, such Holder's Collateral Trust Bonds of the 6 7/8% Series on May 1, 2002 (the "Redemption Date") at a redemption price in cash equal to 100%
of the principal amount of such Collateral Trust Bonds of the 6 7/8% Series (the "Redemption Price"), together with, to the extent provided in paragraph (d) below, accrued and unpaid interest to the Redemption Date.

     (b) If, at the time of exercise of the redemption right, the Collateral Trust Bonds of the 6 7/8% Series are represented by a Global Bond, each beneficial holder may exercise such redemption right only with respect to all of such beneficial holder's Collateral Trust Bonds of the 6 7/8% Series, and not a part thereof. If, at the time of exercise of the redemption right, the Collateral Trust Bonds of the 6 7/8% Series are not represented by a Global Bond, each Holder may exercise such redemption right only with respect to all of such Holder's Collateral Trust Bonds of the 6 7/8% Series, and not a part thereof.

          (c) To exercise the redemption right, if the Collateral Trust Bonds of the 6 7/8% Series are not then represented by a Global Bond, a Holder of Collateral Trust Bonds of the 6 7/8% Series shall deliver to the Trustee at its corporate trust office in The City of New York (i) a duly signed and completed "Notice to Elect Redemption" (a "Notice") in substantially the form provided herein, not earlier than March 1, 2002 and not later than 5:00 p.m., New York City time, on April 1, 2002, and (ii) all of such Holder's Collateral Trust Bonds of the 6 7/8% Series, duly endorsed for transfer to the Company if required by the Trustee or the Company. Such Notice shall be irrevocable. Any Notice received other than
within the period specified herein shall be ineffective.   If the
Collateral Trust Bonds of the 6 7/8% Series are then represented by a Global Bond, a beneficial holder of Collateral Trust Bonds of the 6 7/8% Series shall deliver a Notice to the broker or participant through which such beneficial holder holds an interest in such Collateral Trust Bonds of the 6 7/8% Series and such Global Bond may be delivered in such other manner as may be agreed to by DTC or other securities depositary, as the case may be, the Company and the Trustee; provided, however, that the corresponding notice to elect redemption as to any such Collateral Trust Bonds of the 6 7/8% Series represented by a Global Bond must nonetheless be received by the Trustee from the Holder thereof no earlier than March 1, 2002 and no later than 5:00 p.m., New York City time, on April 1, 2002.

           (d) The Collateral Trust Bonds of the 6 7/8% Series surrendered for redemption shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Collateral Trust Bonds of the 6 7/8% Series shall cease to bear interest. On the Redemption Date, such Collateral Trust Bonds of the 6 7/8% Series shall be redeemed by the Company at the Redemption Price plus accrued interest to the Redemption Date, exclusive of installments of interest whose stated Maturity is on or prior to the Redemption Date, payment of which shall have been made or duly provided for to the Holders of Collateral Trust Bonds of the 6 7/8% Series on the relevant record date in accordance with Section 307 of the Indenture.

           (e) On or before the Redemption Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the Redemption Price and accrued interest, if any, of all the Collateral Trust Bonds of the 6 7/8% Series which are to be redeemed on that date.


                              ARTICLE IV

                        DESCRIPTION OF PROPERTY

           To secure the payment of the principal of, premium, if any, and interest, if any, on all Collateral Trust Bonds issued under the Indenture and Outstanding (as defined in the Indenture), when payable in accordance with the provisions thereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of the Indenture, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee a security interest in, all right, title and interest of the Company in and to the property described in Exhibit A to this Fifth Supplemental Indenture.

                        TO HAVE AND TO HOLD all said property hereby granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, or in which a security interest has been granted by the Company in this Fifth Supplemental Indenture, unto the Trustee and its successors and assigns forever, but in trust nevertheless upon the trusts, for the purposes, and subject to all the exceptions and reservations, terms, conditions, provisions and restrictions of the Indenture, and for the equal and proportionate benefit and security of all present and future holders of the Collateral Trust Bonds, without any preference, priority or distinction of any one Collateral Trust Bond over any other Collateral Trust Bond by reason of priority in the issue or negotiation thereof or otherwise, except as may otherwise be expressly provided in the Indenture, but subject, however, to all the conditions, agreements, covenants, exceptions, limitations, restrictions and reservations expressed or provided in the deeds or other instruments of record affecting the property, or any part or portion thereof, insofar as the same are at the time of execution hereof in force and effect and permitted by law.


                               ARTICLE V

                              THE TRUSTEE

           The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

           The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Fifth Supplemental Indenture.

                              ARTICLE VI

                       MISCELLANEOUS PROVISIONS

           This Fifth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              IES UTILITIES INC.

                                By /s/  Larry D. Root
                                        Larry D. Root
                                        President & Chief Operating Officer
ATTEST:


/s/  Stephen W. Southwick
     Stephen W. Southwick
     Secretary
                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO, Trustee


                                        By /s/  John R. Prendiville
                                                John R. Prendiville
                                                Vice President
ATTEST:


/s/  Georgia E. Tsirbas
     Georgia E. Tsirbas
     Assistant Vice President




STATE OF IOWA  )
               )  ss:
COUNTY OF LINN )



           On the 24th day of April, 1997, before me personally came Larry D. Root, to me known, who, being by me duly sworn, did depose and say that he is the President & Chief Executive Officer of IES UTILITIES INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority, acknowledging the instrument to be the free act and deed of said corporation.




                                        /s/  Kathleen C. Balvanz
                                             Notary Public

                                             [Notarial Seal]








STATE OF ILLINOIS   )
                    )  ss:
COUNTY OF COOK      )



           On the 30th day of April, 1997, before me personally came John R. Prendiville to me known, who, being by me duly sworn, did depose and say that he is a Vice President of THE FIRST NATIONAL BANK OF CHICAGO, the national banking association described in and which executed the foregoing instrument; that he knows the seal of said national banking association; that the seal affixed to said instrument is the seal of said national banking association; that it was so affixed by authority of the Board of Directors of said national banking association, and that he signed his name thereto by like authority, acknowledging the instrument to be the free act and deed of said national banking association.




                                        /s/  Dana McCray
                                             Notary Public

                                             [Notarial Seal]





                               EXHIBIT A

DESCRIPTION OF PROPERTY

                             Boone County

Parcel `D' in Southeast quarter (1/4) of Southwest quarter (1/4) of Section one (1), Township eighty-three (83) North, Range twenty-five (25), West of the 5th P.M., Boone County, Iowa, as shown on Plat recorded in Plat Book 19, Page 284, in the office of the Recorder of Boone County, Iowa.


                              Iowa County

That  part of the Southeast Quarter of the Southeast Quarter of
Section 16, Township 80 North, Range 10 West of the 5th P.M., Iowa County, Iowa, described as follows:

Commencing at the Southeast corner of said Southeast Quarter; thence North 90 degree 00'00" West (assumed bearing for this description only) 33.02 feet along the South line of said Southeast Quarter to a point 33.00 feet in perpendicular distance West of the Eastline of said Southeast Quarter; thence North 1 degree 45'19" West 33.02 feet along a line 33 feet West of and parallel to said East line to a point 33.00 feet in perpendicular distance North of the South line of said Southeast Quarter said point being the point of intersection of the North right-of-way line of 190th Street and the West right-of-way line of County Road E77, and said point being the point of beginning; thence North 90 degree 00'00" West 400.00 feet along said North right-of-way line; thence North 1 degree 45'19" West 500.00 feet; thence North 90 degree 00'00" East 400.00 feet to a point of intersection with the West right-of-way line of County Road E77; thence South 1 degree 45'19" East 500.00 feet along said West right-of-way line to the point of beginning; Said tract contains 4.59 acres more or less and is subject to easements of record.